The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement. Such information supersedes the information in all prior collateral term sheets, if any.

The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

	Harborview 2004-5	All Loans
	VARIOUS CUTOFF DATES AND BALANCES

Total Current Balance:		608,759,468
Total Original Balance:		609,289,979
Number Of Loans:		1,732

				% of Aggregate
			Principal Balance	Principal Balance
		Number of	Outstanding as of	Outstanding as of
Originator:		Mortgage Loans	the Cutoff Date	the Cutoff Date
COUNTRYWIDE		657	335,067,871.14	55.04
SIERRA PACIFIC		569	118,195,925.93	19.42
ELOAN		129	46,289,171.88	7.60
PAUL FINANCIAL		92	30,154,122.72	4.95
FIRST REPUBLIC		20	18,917,937.71	3.11
MORTGAGE NETWORK		87	17,649,731.92	2.90
HOMESTAR		96	15,232,384.74	2.50
PLAZA HOME MORTGAGE		28	10,163,850.00	1.67
MELLON TRUST		10	7,578,375.00	1.24
NEW YORK MORTGAGE		17	4,320,181.03	0.71
BANC MORTGAGE		16	3,024,005.66	0.50
AMERICAN MORT EXPRESS		10	1,365,910.00	0.22
STATEN ISLAND BANK		1	800,000.00	0.13
Total		1,732	608,759,467.73	100.00

				% of Aggregate
			Principal Balance	Principal Balance
		Number of	Outstanding as of	Outstanding as of
Servicer:		Mortgage Loans	the Cutoff Date	the Cutoff Date
COUNTRYWIDE		657	335,067,871.14	55.04
GMAC		1,045	247,195,283.88	40.61
FIRST REPUBLIC		20	18,917,937.71	3.11
MELLON		10	7,578,375.00	1.24
Total		1,732	608,759,467.73	100.00